As filed with the Securities and Exchange            Registration No. 333-
  Commission on December 10, 2004                                          -----

===============================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                         Energy Conversion Devices, Inc.
             (Exact name of Registrant as specified in its charter)
                               -------------------
         Delaware                       3690                     38-1749884
      (State or other            (Primary Standard            (I.R.S. Employer
      jurisdiction of                Industrial              Identification No.)
      incorporation or           Classification Code
       organization)                   Number)

                              2956 Waterview Drive
                         Rochester Hills, Michigan 48309
                                 (248) 293-0440
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                              --------------------

                            Roger John Lesinski, Esq.
                                 General Counsel
                         Energy Conversion Devices, Inc.
                              2956 Waterview Drive
                         Rochester Hills, Michigan 48309
                            Telephone: (248) 293-0440

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               -------------------

                                    Copy To:
                              Craig A. Roeder, Esq.
                              Baker & McKenzie LLP
                             130 East Randolph Drive
                             Chicago, Illinois 60601
                            Telephone: (312) 861-8000
                               -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    ----
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                      ----
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                        ----
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                       ----
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                ----

                               -------------------
                         CALCULATION OF REGISTRATION FEE


                                               Proposed Maximum    Proposed Maximum     Amount of
  Title of Shares            Amount To Be       Offering Price    Aggregate Offering   Registration
  To Be Registered         Registered (1)(2)     Per Share (3)         Price (3)          Fee (4)
  ----------------         -----------------   ----------------   ------------------   -------------
  Common Stock, par value     5,285,197        $19.91             $105,228,272         $13,332.42
    $.01 per share

  (1) The number of shares of common stock being registered includes shares issuable upon the exercise of common stock purchase warrants.

  (2) Pursuant to Rule 416 under the Securities Act, the Registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon exercise of the warrants as a result of the antidilution provisions relating to the warrants.

  (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on an average of the high and low prices of our common stock on the Nasdaq National Market System on December 7, 2004, which was $ 19.91 per share.

  (4) Pursuant to Rule 457(p), $5,570.59 of the registration fee otherwise due in respect of this Registration Statement has been offset by the registration fee previously paid by Energy Conversion Devices, Inc. in connection with its Registration Statement on Form S-1 (Registration No. 333-111500) initially filed by the company on December 23, 2003, and its Registration Statement on Form S-1 (Registration No. 333-113435) initially filed by the company on March 9, 2004, under which an aggregate of 5,285,197 shares remain unsold.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
 Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
 Section 8(a), may determine.

===============================================================================

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these shares of common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED DECEMBER 10, 2004

                                   PROSPECTUS

                                 (COMPANY LOGO)

                                5,285,197 Shares

                                  Common Stock

                         Energy Conversion Devices, Inc.


      This prospectus relates solely to the offer and sale by the selling stockholders identified in this prospectus of up to 5,285,197 shares of our common stock. Of these shares, 1,928,462 are currently issued and outstanding and 3,356,735 are issuable upon exercise of warrants held by the selling stockholders. The selling stockholders are offering all of the shares to be sold in the offering, but they are not required to sell any of these shares. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders, although we will receive proceeds from the exercise of the warrants held by the selling stockholders to purchase 3,356,735 shares to the extent they are exercised.

      Shares of our common stock are traded on the Nasdaq National Market System under the symbol "ENER." Shares of our Class A common stock and Class B common stock are not publicly traded. On December 7, 2004, the closing price of our common stock was $19.91 per share, as reported by the Nasdaq National Market.

                               -------------------

      Investing in our common stock involves risks. See Risk Factors beginning on page 4.
                               -------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                               -------------------

                   The date of this prospectus is December 10, 2004.

      You should rely only on the information contained in this prospectus. Neither the selling stockholders nor we have authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.


                                TABLE OF CONTENTS

Prospectus Summary...........................................................3
Risk Factors.................................................................4
Cautionary Note Regarding Forward-Looking Statements........................14
Selling Stockholders........................................................15
Plan of Distribution........................................................17
Use of Proceeds.............................................................18
Dividend Policy.............................................................18
Legal Matters...............................................................19
Experts.....................................................................19
Where You Can Find More Information.........................................19
Incorporation of Certain Information by Reference...........................20


      Unless the context otherwise requires, throughout this prospectus the words "ECD," "we," "us" and "our" refer to Energy Conversion Devices, Inc. and its consolidated subsidiaries.

      "Ovonic(R)" and "OvonicTM" are trademarks and service marks of Energy Conversion Devices, Inc. and its affiliated companies.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, along with the more detailed information and financial statements and the notes to the financial statements appearing elsewhere in this prospectus or incorporated by reference in this prospectus, before you decide whether to participate in this offering. When we refer in this prospectus to the "Company," "ECD," "we," "us," and "our," we mean Energy Conversion Devices, Inc., a Delaware corporation. This prospectus contains forward-looking statements and information relating to ECD. See "Cautionary Note Regarding Forward-Looking Statements" beginning on page 14.

                                  Our Business

      Energy Conversion Devices, Inc. is a technology, product development and manufacturing company engaged in the invention, engineering, development and commercialization of new materials, products and production technology in the fields of alternative energy technology and information technology. Based upon the fundamental and pioneering inventions of Stanford R. Ovshinsky, principal inventor, we have established a leadership role in the development of proprietary materials, products and production technology based on our atomically engineered amorphous and disordered materials using chemical and structural disorder to provide multiple degrees of freedom that result in our ability to make many new materials.

      We have developed materials that permit us to design and commercialize products such as thin-film solar cell (photovoltaic) products, nickel metal hydride (NiMH) batteries, and phase-change memory devices. These products have unique chemical, electrical, mechanical and optical properties and superior performance characteristics. Our proprietary materials, products and technologies are referred to as Ovonic(R).

      We have established a multi-disciplinary business, scientific, technical and manufacturing organization to commercialize products based on our technologies, and have enabling proprietary technologies in the important fields of energy generation and storage and information technology.

      We manufacture and sell our proprietary products through our subsidiaries and joint venture companies and through licensing arrangements with major companies throughout the world. In addition, in support of these activities, we are engaged in research and development, production of our proprietary materials and products, as well as in designing and building production machinery. Our extensive patent portfolio includes numerous basic and fundamental patents applicable to each of our lines of business. We invent not only materials, but also develop low-cost production technologies and high-performance products. Our patents, therefore, cover not only materials, but also the production technology and products we develop.

      Our principal executive offices are located at 2956 Waterview Drive, Rochester Hills, Michigan 48309. Our telephone number is (248) 293-0440. We maintain an Internet web site at www.ovonic.com. The information contained on our web site, or on other web sites linked to our web site, is not part of this prospectus.

                                  RISK FACTORS

      The following risk factors should be considered in conjunction with the other information included or incorporated by reference in this Prospectus before purchasing or otherwise acquiring the common stock offered hereby.

Risks Relating to Our Business

      We have a history of losses, our future profitability is uncertain and our financial statements are subject to a going concern explanatory paragraph by our independent accountants.

      Since our founding through September 30, 2004, we have incurred net losses of more than $334 million in connection with the research, development and commercialization of products based on our technologies. Our ability to achieve profitability in the future years is uncertain and will depend largely on the successful commercialization of our products, as to which there can be no assurance. As a result of these factors, our independent accountants have included an explanatory paragraph in their audit opinion based on substantial doubt regarding our ability to continue as a going concern.

      We receive a significant portion of our revenues from a small number of customers.

      We historically have entered into agreements with a relatively small number of major customers throughout the world. For example, for our 2004 fiscal year, one major customer (Texaco Ovonic Hydrogen Systems) accounted for approximately 15% of our total revenues. Because we now own 100% of Texaco Ovonic Hydrogen Systems, this former customer will no longer be a source of revenue to us. Our revenues would decrease substantially if we were to lose any major customer.

      We will need to obtain additional debt or equity financing to continue to operate our business, and financing may be unavailable or available only on disadvantageous terms.

      We have in the past experienced substantial losses and negative cash flow from operations and have required significant debt and equity financing in order to pursue the commercialization of products based on our technologies. We expect to seek additional debt and equity financing in the future. There can be no assurance that such additional financing will be available or that the terms of such additional financing, if available, will be acceptable to us. Additional equity financing may result in substantial dilution to our stockholders, including purchasers of the common stock offered hereby. Our independent accountants have included an explanatory paragraph in their audit report to our 2004 financial statements based on substantial doubt regarding our ability to continue as a going concern. A statement of this type may interfere with our ability to issue our securities to the public or in private transactions.

      Our revenues are dependent upon licensing arrangements and joint ventures, and our licensees and joint venture partners may be unwilling or unable to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies.

      In the fields of consumer rechargeable batteries, hybrid and electric vehicle batteries, scooter batteries and information technologies, we have entered into licensing agreements and joint venture agreements with established industrial companies. Any revenues or profits which may be derived by us from these licensing and joint venture agreements will be substantially dependent upon the willingness and ability of our licensees and joint venture partners to devote their financial resources and manufacturing and marketing capabilities to commercialize products based on our technologies. There can be no assurance that such financial resources will be available or that such commercialization will be successful. Certain of our joint venture and business agreements contain conditions which, if not satisfied, permit the joint venture or business partner to discontinue such arrangements. Many of such conditions are outside of our control and, accordingly, there can be no assurance that such conditions will be satisfied. There are also various business, technological and other uncertainties that affect us and our joint venture partners and licensees. In fields in which we are not presently a party to joint venture or license agreements, we may be required to enter into collaborative arrangements with established industry partners to produce products on a commercial scale. There can be no assurance that we will be able to enter into such collaborative arrangements.

      We may be unable to continue to protect and maintain the proprietary nature of our technology, or to convince others of the necessity of licensing our technology without litigation.

      Our ability to compete effectively will depend, in part, on our ability to protect and maintain the proprietary nature of our technology. There can be no assurance as to the degree of protection offered by the patents owned by us, or as to the likelihood that additional patents will be issued based upon pending patent applications. Patent applications in the United States are maintained in secrecy until patents are issued. Therefore, we cannot be certain that we were the first creator of the inventions covered by our patents or pending patent applications, or that we were the first to file patent applications for such inventions. The high costs of enforcing patent and other proprietary rights may also limit the degree of protection afforded to us. We may be unable to license our technology without incurring the high costs of litigation to enforce our patent and other proprietary rights. We also rely on unpatented proprietary technology, and there can be no assurance that others may not independently develop the same or similar technology or otherwise obtain access to our proprietary technology.

      Other companies may be successful in asserting patent infringement or other claims against us which prevent us from commercializing products based on our technology or which force us to make royalty or other payments to competitors.

      There can be no assurance that our patents or other proprietary rights will be determined to be valid or enforceable if challenged in court or administrative proceedings or that our patents or other proprietary rights, even if determined to be valid, will be broad enough in scope to enable us to prevent third parties from producing products using similar technologies or processes. There can also be no assurance that we will not become involved in disputes with respect to the patents or proprietary rights of third parties. An adverse outcome from such proceedings could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, prevent us from collecting royalties from licensees or require us to stop using such technology, any of which would have a material adverse effect on our financial condition and business prospects.

      Other companies may develop competing technologies which cause our technology to become obsolete or non-competitive.

      We and our joint venture partners compete with firms, both domestic and foreign, that perform research and development, as well as firms that manufacture and sell products. Some of our competitors are among the largest industrial companies in the world and have well-established business organizations and product lines, extensive resources and large research and development staffs and facilities. There can be no assurance that one or more such companies will not succeed in developing technologies or products that will become available for commercial sale prior to our products, that will have performance superior to our products or that would otherwise render our products obsolete or non-competitive.

      Our ability to succeed will be dependent upon our ability to successfully implement our business plan, as to which no assurance can be given.

      Our ability to execute our business plan must be considered in light of the inherent risks, expenses and difficulties typically encountered by research and development companies, particularly companies with new and evolving technologies. Such unique difficulties include the costs and expense of our research and development efforts, the uncertainties associated with manufacturing products implementing new technologies, and the uncertainties of market acceptance of our products. Additionally, our business may be affected by adverse changes in general economic conditions or in political or competitive forces.

      Our product development programs involve a number of uncertainties; additional research and development efforts will be required before certain products can be manufactured and sold commercially, and there can be no assurance that such efforts will be successful.

      Additional research and development efforts will be required before certain of our products and technologies may be manufactured and sold commercially. There can be no assurance that such research and development efforts will be successful or that we will be able to develop commercial applications for our products and technologies. The areas in which we are developing technologies and products are characterized by rapid and significant technological change. Rapid technological development may result in our products becoming obsolete or non-competitive before we are able to recover any portion of the research and development and other expenses we have incurred to develop our products and technologies.

      We and our joint venture partners may not be able to manufacture our developed products successfully on a commercial scale.

      We may not achieve the designed output capabilities of certain manufacturing equipment designed to manufacture our developed products once the technology is ready to be sold commercially, and there can be no assurance that we and our joint venture partners will be able to successfully manufacture our products. In order to produce products on a commercial scale, we and our joint venture partners and certain of our licensees will be required to establish or significantly increase manufacturing capabilities currently being used to produce certain of our products. Although substantially all of our joint venture partners and licensees have experience in commercial-scale manufacturing, we have little such experience and there can be no assurance that we or our joint venture partners and licensees will expand or establish manufacturing capabilities for manufacturing our products beyond those presently in existence.

      It is uncertain that the market will accept our products once the technology has been developed and commercial-scale manufacturing has been achieved.

      There can be no assurance that products based on our technologies will be perceived as being superior to existing products or new products being developed by competing companies or that such products will otherwise be accepted by consumers. The market prices for our products may exceed the prices of competitive products based on current technologies or new products based on technologies currently under development by competitors. There can be no assurance that the prices of our products will be perceived by consumers as cost-effective or that the prices of such products will be competitive with existing products or with other new products or technologies.

      Our government product development and research contracts may be terminated by unilateral government action, or we may be unsuccessful in obtaining new government contracts to replace those which have been terminated or completed.

      We have several government product development and research contracts. Any revenues or profits which may be derived by us from these contracts will be substantially dependent upon the government agencies' willingness to continue to devote their financial resources to our research and development efforts. There can be no assurance that such financial resources will be available or that such research and development efforts will be successful. Our government contracts may be terminated for the convenience of the government at any time, even if we have fully performed our obligations under the contracts. Upon a termination for convenience, we would generally only be entitled to recover certain eligible costs and expenses we had incurred prior to termination and would not be entitled to any other payments or damages.

      We may experience performance problems with key suppliers or subcontractors.

      Our success is highly dependent on the continued services of a limited number of key suppliers and subcontractors. The loss of any of these suppliers and subcontractors could have a material adverse effect on us. There can be no assurance that we will be able to retain existing relationships with key suppliers and subcontractors on acceptable terms.

      We may suffer the loss of key personnel or may be unable to attract and retain qualified personnel to maintain and expand our business.

      Our success is highly dependent on the continued services of a limited number of skilled managers and scientists. The loss of any of these individuals could have a material adverse effect on us. In addition, our success will depend upon, among other factors, the recruitment and retention of additional highly skilled and experienced management and technical personnel. There can be no assurance that we will be able to retain existing employees or to attract and retain additional personnel on acceptable terms given the competition for such personnel in industry, universities and non-profit research institutions.

      We may become subject to legal or regulatory proceedings which may reach unfavorable resolutions.

      We are involved in legal proceedings arising in the normal course of business. Due to the inherent uncertainties of legal proceedings, the outcome of any such proceeding could be unfavorable, and we may choose to make payments or enter into other arrangements, to settle such proceedings. Failure to settle such proceedings could require us to pay damages or other expenses, which could have a material adverse effect on our financial condition or results of operations. We have been subject to legal proceedings in the past involving the validity and enforceability of certain of our patents. While such patent-related legal proceedings have been resolved, such proceedings can require the expenditure of substantial management time and financial resources and can adversely affect our financial performance. There can be no assurance that we will not be a party to other legal proceedings in the future.

Risks Related to this Offering

      We have disclosed several material weaknesses in our internal controls that, if not remedied, could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our stock.

      In our Annual Report on Form 10-K for the fiscal year ended June 30, 2003, we disclosed that the following two matters were identified as reportable conditions pursuant to the standards established by the American Institute of Certified Public Accountants:

      1. Policies and procedures regarding employee conduct and acceptable business practices, including expense reporting and personal use of our company assets, were not well-documented and did not adequately communicate our company's expectations regarding these matters.

      2. We were not able to meet the filing deadline for the June 30, 2003 Form 10-K because we lacked the resources to address the financial reporting related to significant and complex business transactions entered into in fiscal year 2003.

      We have taken several actions to address and correct these conditions, including employing qualified personnel and adopting and implementing policies and procedures to address the issues identified. We have completed our evaluation of resources to address our financial reporting and believe our resources are sufficient and will provide the time necessary to prepare, and provide for reviews by management, the Audit Committee and the Board of Directors, and file periodic reports within the time periods specified in the SEC's rules and regulations.

      In our Annual Report on Form 10-K for the fiscal year ended June 30, 2004, we disclosed that in September 2004 Grant Thornton LLP (GT), our independent registered public accounting firm, reported to our Audit Committee and management that it had identified during the course of its audit for the year ended June 30, 2004 the following four significant deficiencies pursuant to standards established by the Public Company Accounting Oversight Board:

      1. We have insufficient documentation of our policies and procedures around internal controls to ensure that the execution of activities and controls are consistent with management objectives.

      2. We do not currently have monitoring controls in place to determine whether controls that have been implemented by management specifically in the financial reporting function are actually operating consistently with management's objectives.

      3. We have areas where employees are performing processes or controls that are incompatible with their function. Segregation of duties issues were identified in the Accounts Receivable, Accounts Payable, Financial Reporting, Payroll, and Treasury functions.

      4. We have certain weaknesses in the security of data within our information systems. These include issues regarding security event logs and activity reports, assignment of administrator rights, segregation of duties, and access to data and applications.

      GT has indicated that each of the above significant deficiencies constitutes a material weakness in our internal controls pursuant to standards established by the Public Company Accounting Oversight Board. In general, reportable conditions are significant deficiencies in our internal controls that, in the judgment of our independent registered public accounting firm, could adversely affect our ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. A material weakness is a reportable condition in which our internal controls do not reduce to a low level the risk that undetected misstatements caused by error or fraud may occur in amounts that are material to our audited financial statements.

      As part of our effort to ensure compliance with provisions of Section 404 of the Sarbanes-Oxley Act of 2002, we have created a plan and have dedicated the required resources to address and remediate these material weaknesses prior to our attestation of control effectiveness as of June 30, 2005. The process of designing and implementing effective internal controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. The effectiveness of the steps we are still in the process of taking to improve the reliability of our interim financial statements is subject to continued management review supported by confirmation and testing as well as Audit Committee oversight. We cannot assure you that we will not in the future identify further material weaknesses or significant deficiencies in our internal control over financial reporting that we have not discovered to date. Beginning with the year ending June 30, 2005, pursuant to Section 404 of the Sarbanes-Oxley Act, our management will be required to deliver a report that assesses the effectiveness of our internal control over financial reporting, and we will be required to deliver an attestation report of our independent registered public accounting firm on our management's assessment of and operating effectiveness of internal controls. We have substantial effort ahead of us to complete documentation of our internal control system and financial processes, information systems, assessment of their design, remediation of control deficiencies identified in these efforts and management testing of the design and operation of internal controls. An inability to complete and document this assessment could result in a scope limitation qualification or a scope limitation disclaimer by our independent registered public accounting firm on their attestation of our internal controls. In addition, if a material weakness were identified with respect to our internal control over financial reporting, we would not be able to conclude that our internal controls over financial reporting were effective, which could result in the inability of our independent registered public accounting firm to deliver an unqualified report, or any report, on our internal controls. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.


      Our stock price is subject to volatility and your investment could suffer a decline in value.

      There has been a history of significant volatility in the market price of our common stock. We believe that many factors, including several which are beyond our control, have a significant effect on the market price of our common stock. These include:

          o  actual or anticipated announcements of technological innovations;
          o  new commercial products;
          o  actual or anticipated changes in laws and governmental regulations;
          o  disputes relating to patents or proprietary rights;
          o  changes in business practices;
          o developments relating to our efforts to obtain additional financing to fund our operations;
          o announcements by us regarding transactions with potential strategic partners;
          o  changes in industry trends or conditions;
          o  our issuance of additional debt or equity securities; and
          o sales of significant amounts of our common stock or other securities in the market.

      In addition, the stock market in general, and the Nasdaq National Market in particular, have experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, securities class action litigation has often been instituted following periods of volatility in the market price of a company's securities. A securities class action suit against us could result in substantial costs, potential liabilities and the diversion of our management's attention and resources.

      There is a large number of shares that may be sold in the market following this offering, which may depress the market price of our common stock.

      Up to 5,285,197 shares of our common stock may be sold in the market in connection with this offering. Sales of a substantial number of shares of our common stock or securities convertible into or exercisable for our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by our "affiliates" as defined in Rule 144 of the Securities Act.

      Our quarterly operating results may fluctuate significantly.

      We expect our results of operations to be subject to quarterly fluctuations. The level of our revenues and results of operations at any given time will be based primarily on the following factors:

          o the status of the development and commercialization of products based on our technologies;
          o our entry into license or joint venture agreements with strategic partners and the timing and accounting treatment of payments to us, if any, under those agreements;
          o our receipt of royalty payments under licenses of our technology to third parties and the timing and accounting treatment of these payments;
          o  the addition or termination of research programs or funding support from governmental entities or other third parties;
          o  the addition or termination of machine-building contracts; and
          o variations in the level of capital expenditure and operating expenses related to our business operations during any given period.

      These and other factors may cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

      If we are required or elect to account for employee stock option plans using the fair value method, it could significantly increase our net loss and net loss per share.

      There has been ongoing public debate about whether shares issued under employee stock option plans should be treated as a compensation expense and, if so, how to properly value such compensation. If we elect or are required to record an expense for our stock-based compensation plans using the fair value method, we could have significant additional compensation expense. For example, if we had historically accounted for stock-based compensation plans using the fair value method prescribed in Financial Accounting Standards Board Statement 123, as amended by Statement 148, in our 2004 fiscal year, we would have recorded approximately $3,004,000 in additional expenses, and our basic and diluted loss per share would have been increased by $.13 per share. Although we are not currently required to record any compensation expense using the fair value method in connection with option grants that have an exercise price at or above fair value at the grant date, the Financial Accounting Standards Board is expected to establish a rule that will require us to treat all stock-based compensation as an expense using the fair value method. See Note A of Notes to Consolidated Financial Statements for the Three Years Ended June 30, 2004 for a more detailed presentation of our accounting for stock-based compensation.

      Because we do not intend to pay dividends, you will not receive funds without selling shares and, depending on when you sell your shares, you may lose the entire amount of your investment.

      We have never declared or paid any cash dividends on our capital stock and do not intend to pay cash dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any proceeds with respect to your stock prior to selling it. We also cannot assure you that you will receive a return on your investment when you do sell your shares or that you will not lose the entire amount of your investment.

      Our management has broad discretion to determine how to use the proceeds received upon the exercise of the warrants held by the selling stockholders, and may use them in ways that may not enhance our operating results or the price of our common stock.

      All of the net proceeds from the sale of the common stock covered by this prospectus will be received by the selling stockholders who offer and sell shares of common stock. We will not receive any proceeds from the sale of common stock offered by the selling stockholders. However, we will receive proceeds from the exercise of warrants held by the selling stockholders to purchase 3,356,735 shares of common stock to the extent these warrants are exercised. Depending upon when these warrants are exercised, we would receive between $46,860,020 and $53,808,462 if all of the warrants are exercised. If any of the warrants are exercised, there will be further dilution to investors. The selling stockholders are not obligated to exercise these warrants and we do not expect that the selling stockholders will exercise the warrants unless the price of our common stock increases substantially. If these warrants are exercised, our management could spend the proceeds from the exercise of these warrants in ways our stockholders may not agree with or that do not yield a favorable return. We plan to use the net proceeds from the exercise of these warrants for general corporate purposes, including working capital and capital expenditures. Until we use the proceeds, if any, from the exercise of these warrants, we plan to invest the net proceeds in interest-bearing, investment-grade securities, which may not yield a favorable rate of return.

      Because our officers, directors and certain stockholders will together own shares entitled to 34.58% of the voting power of our outstanding stock, the voting power of other stockholders, including purchasers in this offering, may be effectively limited.

      Based on share ownership as of December 3, 2004, our officers, directors, and our stockholders Sanoh Industrial Co., Ltd. (Sanoh) (through a proxy given to Mr. Ovshinsky) and ChevronTexaco (which will vote its shares of our common stock in accordance with votes cast by the holders of Class A common stock and Class B common stock) and their respective affiliates will beneficially own or control, directly or indirectly, a total of 5,317,424 shares of common stock, Class A common stock and Class B common stock, which in the aggregate will represent approximately 34.58% of the voting power of our outstanding stock. As a result, if some of these persons or entities act together, they will have the ability to substantially influence certain matters submitted to our stockholders for approval, including the election and removal of directors, certain amendments to our certificate of incorporation and bylaws and the approval of any business combination. This may delay or prevent an acquisition of ECD or cause the market price of our stock to decline. Some of these persons may have interests different than yours.

      Provisions in our charter documents and Delaware law may delay or prevent an acquisition of our company.

      Our certificate of incorporation and bylaws contain provisions that could make it harder for a third party to acquire us without the consent of our Board of Directors. For example, shares of our Class A common stock are presently entitled to 25 votes per share on all matters to be voted on by our stockholders, including mergers and the sale of all or substantially all of our assets. In addition, if a potential acquiror were to make a hostile bid for us, the acquiror would not be able to call a special meeting of stockholders to remove our Board of Directors or act by written consent without a meeting. The acquiror would also be required to provide advance notice of its proposal to replace directors at any annual meeting, and would not be able to cumulate votes at a meeting, which would require the acquiror to hold more shares to gain representation on the Board of Directors than if cumulative voting were permitted.

      Our Board of Directors also has the ability to issue additional shares of common stock that could significantly dilute the ownership of a hostile acquiror. In addition, Section 203 of the Delaware General Corporation Law limits mergers and other business combination transactions involving 15% or greater stockholders of Delaware corporations unless certain board or stockholder approval requirements are satisfied. These provisions and other similar provisions make it more difficult for a third party to acquire us without negotiation. These provisions may apply even if the offer may be considered beneficial by some stockholders.

      Our Board of Directors could choose not to negotiate with an acquiror that it did not believe was in our strategic interests. If an acquiror is discouraged from offering to acquire us or prevented from successfully completing a hostile acquisition by these or other measures, you could lose the opportunity to sell your shares at a favorable price.


                CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS1

      This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including in particular statements about our financial condition, results of operations, plans, objectives, expectations, future performance and business prospects. You can identify these statements by forward-looking words such as "may," "will," "anticipate," "believe," "estimate," "expect," "intend," "plan," "seek" and similar expressions. We have based these forward-looking statements on our current expectations with respect to future events and occurrences. Investors are cautioned that our actual results in the future may differ materially from the expected results reflected in our forward-looking statements. Important factors that could cause our actual results to differ materially from the results anticipated by the forward-looking statements are contained herein under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. Any or all of these factors could cause our actual results and financial or legal status for future periods to differ materially from those expressed or referred to in any forward-looking statement. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which they are made.

                              SELLING STOCKHOLDERS

      The following table provides information regarding the beneficial ownership of the outstanding shares of common stock by the selling stockholders both before the offering and as adjusted to reflect the sale of all of the shares offered under this prospectus. The selling stockholders may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

                                           Beneficial                              Beneficial
                                            Ownership                             Ownership (2)
                                         Before Offering                         After Offering
                                      ---------------------                    -------------------
                                                              Number of
                                      Number      Number of   Shares Being     Number
                                      of Shares   Percent     Registered (1)   of Shares   Percent
                                      ---------   ---------   --------------   ---------   -------
Fidelity Capital Appreciation Fund    2,519,132(3)  9.70%       2,519,132          _         _
82 Devonshire Street, E31C
Boston, Massachusetts 02109


CCM Master Qualified Fund, Ltd.       1,710,371(4)  6.74%       1,337,792       372,579     1.51%
c/o Coghill Capital Management, L.L.C.
One North Wacker Drive, Suite 4350
Chicago, Illinois 60606

Heimdall Investments Ltd.             1,337,792(5)  5.13%       1,337,792          _         _
c/o HBK Investments L.P.
300 Crescent Court, Suite 700
Dallas, Texas 75201

Kelly Securities Corp.                   70,800(6)      *          70,800          _         _
Box 267
Monterey, MA 01245

Wharton Capital Partners                 19,681(7)      *          19,681          _         _
545 Madison Avenue
New York, NY 10022

--------------------
      *   Less than 1%.
     (1) Represents the maximum number of shares that may be sold by the selling stockholders.

     (2) Assumes all of the shares being registered pursuant to this registration statement will be sold by the selling stockholders.

     (3) Consists of 1,259,566 outstanding shares of common stock and 1,259,566 shares of common stock issuable upon exercise of currently exercisable warrants.

     (4) Consists of 1,041,475 outstanding shares of common stock and 668,896 shares of common stock issuable upon exercise of currently exercisable warrants. Coghill Capital Management, L.L.C. and Clint D. Coghill, through their control of CCM Master Qualified Fund, Ltd., have shared voting and dispositive power over these shares.

     (5) Consists of 1,337,792 shares of common stock issuable upon exercise of currently exercisable warrants. HBK Investments L.P. may be deemed to have sole voting power and sole dispositive power over the shares held by Heimdall Investments Ltd. pursuant to an Investment
          Management Agreement between HBK Investments L.P. and Heimdall Investments Ltd.

     (6) Consists of 70,800 shares of common stock issuable upon exercise of currently exercisable warrants.

     (7) Consists of 19,681 shares of common stock issuable upon exercise of currently exercisable warrants.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their pledgees, assignees and successors-in-interest may sell any or all of the shares covered by this prospectus from time to time. The selling stockholders may sell all or a portion of the shares, on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

          o block trades in which the broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
          o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
          o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
          o an exchange distribution in accordance with the rules of the applicable exchange;
          o  privately negotiated transactions;
          o  short sales;
          o  a combination of any such methods of sale; and
          o  any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

      In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. The selling shareholders may pay brokers or dealers commissions or give them discounts or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts customary in the types of transactions involved. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

      Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share. Also, if a broker-dealer is unable to sell the shares as agent for the selling stockholders, the broker-dealer may purchase, as principal, any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Also, broker-dealers may sell shares in the Nasdaq Stock Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with these resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

      The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We have advised the selling stockholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of the shares of common stock in the market and to the activities of the selling stockholders and their affiliates. We have also informed the selling stockholders of the need to deliver a copy of this prospectus at, or prior to, the time of any sale of the shares of common stock offered by this prospectus.

      We are required to pay all of the expenses incidental to this offering and sale of the shares, other than underwriting costs and brokerage discounts and commissions that will be paid by the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                                USE OF PROCEEDS

      The selling stockholders will receive all of the net proceeds from the sale of the common stock offering by this prospectus. Accordingly, we will not receive any proceeds from the sale of the common stock. We will, however, receive proceeds from the exercise of warrants held by the selling stockholders to purchase 3,356,735 shares of common stock to the extent they are exercised. Depending upon when these warrants are exercised, we would receive between $46,860,020 and $53,808,462 if all of the warrants are exercised in full. The selling stockholders are not obligated to exercise these warrants and we do not expect that the selling stockholders will exercise the warrants unless the price of our common stock increases substantially. If any of the warrants are exercised, there will be further dilution to investors. We will use these proceeds, if any, for general corporate purposes, including working capital and capital expenditures.

                                DIVIDEND POLICY

      We have not paid any dividends in the past and do not intend to pay cash dividends on our common stock for the foreseeable future. Instead, for the foreseeable future, we intend to retain our earnings, if any, for use in the operation and expansion of our business. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, our results of operations and our current and anticipated cash needs.

                                 LEGAL MATTERS

      The validity of the shares of common stock offered hereby has been passed upon by Roger John Lesinski, Esq., the General Counsel of ECD. Mr. Lesinski beneficially owns 1,200 shares of common stock and holds presently exercisable options to purchase an additional 17,500 shares of common stock.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule as of and for the year ended June 30, 2004 incorporated by reference from in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004 have been audited by Grant Thornton LLP, our Independent Registered Public Accounting Firm, as stated in their report included in the Annual Report (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements as of June 30, 2003 and for each of the two years in the period ended June 30, 2003 and the related financial statement schedule incorporated by reference from our Annual Report have been audited by Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, as stated in their report included in the Annual Report (which report expresses an unqualified opinion and contains explanatory paragraphs relating to
(i) our change in method of accounting for goodwill and other intangible assets in fiscal year 2003, and (ii) substantial doubt about our ability to continue as a going concern), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to such registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

      You may read and copy all or any portion of the registration statement without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of the registration statement may be obtained from the SEC at prescribed rates from the Public Reference Room of the SEC at such address. In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC's web site at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities covered by this prospectus. The documents we incorporate by reference are:

          o  our Annual Report on Form 10-K for the year ended June 30, 2004;
          o our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;
          o  our Current Report on Form 8-K dated November 4, 2004;
          o  our current report on Form 8-K dated December 7, 2004; and
          o the description of our common stock included in the our Registration Statement on Form 8-A, as filed with the SEC on November 27, 1968, including any amendments or reports filed for the purpose of updating such description.

      Information in Current Reports on Form 8-K furnished to the SEC, including under Item 9 or 12 of Form 8-K (prior to August 23, 2004) or Item 2.02 or 7.01 of Form 8-K (on or subsequent to August 23, 2004), prior, on or subsequent to the date hereof is not being and will not be incorporated herein by reference.

      You may request a copy of these filings (other than an exhibit to the filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

                        Energy Conversion Devices, Inc.
                        2956 Waterview Drive
                        Rochester Hills, Michigan 48309
                        Attention: General Counsel

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

              SEC Registration Fee......................  $ 13,332
              Printing and Engraving Fees...............     1,000
              Legal Fees and Expenses  .................    85,000
              Accounting Fees and Expenses..............    40,000
              Blue Sky Fees and Expenses................     1,000
              Transfer Agent and Registrar Fees.........     3,000
              Miscellaneous.............................     6,000
                                                          --------
                                Total...................  $149,332
                                                          ========


Item 15.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article Eleven of our Certificate of Incorporation generally provides that we will be obligated to indemnify our officers and directors to the fullest extent permitted by Delaware law.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit.

      Article Thirteen of our Certificate of Incorporation provides that no director will be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article Thirteen may not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of such policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having served as our directors or officers.

Item 16.   Exhibits.

  Exhibit
  Number                         Exhibit Title
----------  -----------------------------------------------------
    4.1     Form of Common Stock Purchase Warrant, for the                *
            right to purchase shares of ECD Common Stock, issued to each of Fidelity Capital Trust: Fidelity Capital
            Appreciation Fund; Heimdall Investments Ltd.; CCM
            Master Qualified Fund, Ltd.; Kelly Securities Corp.;
            and Wharton Capital Partners.

    5.1     Opinion of Roger John Lesinski, Esq., General Counsel        **
            of ECD

   10.1     Form of Stock Purchase Agreement between ECD and each       ***
            of Fidelity Capital Trust: Fidelity Capital
            Appreciation Fund; Heimdall Investments Ltd.; and CCM
            Master Qualified Fund, Ltd.

   23.1     Consent of Independent Registered Public Accounting          **
            Firm, Grant Thornton LLP

   23.2     Consent of Independent Registered Public Accounting          **
            Firm, Deloitte & Touche LLP

   23.3     Consent of Roger John Lesinski, Esq. (included in            **
            Exhibit 5.1)

   24.1     Power of attorney (included in signature page)               **

---------------------

    * Previously filed as Exhibit 4.3 to our Registration Statement on Form S-1 (Registration No. 333-111500) as filed with the SEC on December 23, 2003.

   ** Filed herewith.

  *** Previously filed as Exhibit 4.2 to our Registration Statement on Form S-1
      (Registration No. 333-111500) as filed with the SEC on December 23, 2003.


Item 17.   Undertakings.

      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 9th day of December, 2004.

                                ENERGY CONVERSION DEVICES, INC.



                                By: /s/ Robert C. Stempel
                                    -------------------------------------------
                                    Robert C. Stempel,
                                    Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Energy Conversion Devices, Inc., hereby, severally constitute and appoint each of Roger John Lesinski, Esq. and Ghazaleh Koefod our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



  /s/ Robert C. Stempel       Chairman of the Board, Chief     December 9, 2004
  -------------------------   Executive Officer and Director
  Robert C. Stempel           (Principal Executive Officer)



  /s/ Stephan W. Zumsteg      Vice President and Chief         December 9, 2004
  -------------------------   Financial Officer (Principal
  Stephan W. Zumsteg          Financial and Accounting
                              Officer)

  /s/ Stanford R. Ovshinsky   President, Chief Technology      December 9, 2004
  -------------------------   Officer and Director
  Stanford R. Ovshinsky


  Robert I. Frey*             Director                         December 9, 2004
  -------------------------
  Robert I. Frey


  William J. Ketelhut*        Director                         December 9, 2004
  -------------------------
  William J. Ketelhut


  Florence I. Metz*           Director                         December 9, 2004
  -------------------------
  Florence I. Metz


  /s/ Iris M. Ovshinsky       Director                         December 9, 2004
  -------------------------
  Iris M. Ovshinsky


  Stephen Rabinowitz*         Director                         December 9, 2004
  -------------------------
  Stephen Rabinowitz



  *By: /s/ Roger John Lesinski
       -------------------------------------
       Roger John Lesinski, Attorney-in-Fact

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                                INDEX TO EXHIBITS

 Exhibit
 Number                         Exhibit Title
----------  -----------------------------------------------------
    4.1     Form of Common Stock Purchase Warrant, for the               *
            right to purchase shares of ECD Common Stock, issued to each of Fidelity Capital Trust: Fidelity Capital
            Appreciation Fund; Heimdall Investments Ltd.; CCM
            Master Qualified Fund, Ltd.; Kelly Securities Corp.;
            and Wharton Capital Partners.

    5.1     Opinion of Roger John Lesinski, Esq., General Counsel       **
            of ECD

   10.1     Form of Stock Purchase Agreement between ECD and each      ***
            of Fidelity Capital Trust: Fidelity Capital
            Appreciation Fund; Heimdall Investments Ltd.; and CCM
            Master Qualified Fund, Ltd.

   23.1     Consent of Independent Registered Public Accounting        **
            Firm,
            Grant Thornton LLP

   23.2     Consent of Independent Registered Public Accounting        **
            Firm, Deloitte & Touche LLP

   23.3     Consent of Roger John Lesinski, Esq. (included in          **
            Exhibit 5.1)
   24.1     Power of attorney (included in signature page)             **

---------------------
  * Previously filed as Exhibit 4.3 to our Registration Statement on Form S-1 (Registration No. 333-111500) as filed with the SEC on December 23, 2003.

 ** Filed herewith.

*** Previously filed as Exhibit 4.2 to our Registration Statement on Form S-1
    (Registration No. 333-111500) as filed with the SEC on December 23, 2003.

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